UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

Commission File Number: 001-36542

TerraForm Power, Inc.
(Exact name of registrant as specified in charter)

Delaware	46-4780940
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

200 Liberty Street, 14th Floor, New York, New York	10281
(Address of Principal Executive Offices)	(Zip Code)

646-992-2400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Class A, par value $0.01	TERP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Senior Notes

On October 16, 2019 (the “Closing Date”), TerraForm Power, Inc., a Delaware corporation (the “Company”), completed the previously announced private offering by its wholly-owned subsidiary, TerraForm Power Operating, LLC (the “Issuer”), of $700 million aggregate principal amount of senior notes due 2030 (the “notes”) at an issue price of 100% of the aggregate principal amount of the notes.

The notes were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The Company intends to use the net proceeds of the offering of the notes to redeem in full its existing 6.625% senior notes due 2025 (the “2025 notes”), to repay in full amounts outstanding under its senior secured term loan facility and to pay related fees and expenses, with any remaining amounts to be used for general corporate purposes. This Current Report on Form 8-K does not constitute notice of redemption of the 2025 notes.

The terms of the notes are governed by an indenture, dated as of the Closing Date (the “Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).

Interest and Maturity. The notes bear interest at a rate of 4.75% per annum and will mature on January 15, 2030. Interest is payable on the notes on January 15 and July 15 of each year, commencing on July 15, 2020.

Guarantees. The Issuer’s obligations under the notes are jointly and severally and fully and unconditionally guaranteed (the “guarantees”) by TerraForm Power, LLC (“Terra LLC”), the Issuer’s parent, and by each subsidiary of the Issuer that guarantees any obligations of the Issuer under the Revolving Credit and Guaranty Agreement, dated as of October 17, 2017, as amended (the “Revolver”), among the Issuer, as borrower, Terra LLC, as guarantor, certain subsidiaries of the Issuer, as guarantors, the lenders and issuing banks party thereto from time to time, and HSBC Bank USA, National Association, as administrative and collateral agent, or certain other material indebtedness of the Issuer or Terra LLC.

Ranking. The notes are general senior unsecured obligations of the Issuer and rank (i) equally in right of payment with all existing and future senior indebtedness of the Issuer, including the Issuer’s indebtedness under the Revolver and the existing senior notes, (ii) senior in right of payment to any future subordinated indebtedness of the Issuer, and (iii) effectively subordinated to all borrowings under the Revolver, which are secured by substantially all of the assets of the Issuer and the guarantors of the notes, and any other secured indebtedness (including any secured hedging obligations) of the Issuer or the guarantors of the notes, in each case to the extent of the value of the assets that secure the Revolver or such other secured indebtedness.

Covenants. The Indenture contains restrictive covenants that limit the ability of the Issuer and its restricted subsidiaries to, among other things, create certain liens and merge or consolidate with other companies. Each of these covenants is subject to a number of important exceptions and qualifications as set forth in the Indenture.

Events of Default. The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the notes may declare the principal of and accrued but unpaid interest on all of such notes to be due and payable immediately.

Redemption. The Issuer may redeem all or a part of the notes at any time prior to January 15, 2025 at a redemption price equal to 100% of the principal amount of the notes, plus a “make-whole” premium as of, and accrued and unpaid interest to, if any, the date of redemption. On or after January 15 of the relevant year listed hereinafter, the Issuer has the option to redeem all or a part of the notes at the following redemption prices, plus accrued and unpaid interest, if any, to the applicable redemption date: (i) 2025, at a redemption price of 102.375%, (ii) 2026, at a redemption price of 101.583%, (iii) 2027, at a redemption price of 100.791 and (vi) 2028 and thereafter, at a redemption price of 100.000%. In addition, before October 15, 2022, the Issuer may redeem up to 40% of the aggregate principal amount of the notes with an amount equal to the net proceeds of certain equity offerings at a redemption price equal to 104.75% of the principal amount of the notes, plus accrued and unpaid interest to but excluding the redemption date. If the Issuer experiences certain change of control triggering events described in the Indenture, then the Issuer must offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of the notes and pay accrued and unpaid interest, if any, to but excluding the repurchase date.

No Registration. The notes and the guarantees have not been registered under the Securities Act and will not have the benefit of any registration rights.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture and the notes, copies of which are filed as exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Issuance of Senior Notes” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of October 16, 2019, among TerraForm Power Operating, LLC, the guarantors party thereto and U.S. Bank National Association, as trustee, relating to the 4.75% senior notes due 2030.
4.2	Form of 4.75% senior notes due 2030 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2019	TerraForm Power, Inc.

	By:	/s/ William Fyfe
William Fyfe
General Counsel